EX-99.1

N E W S R E L E A S E	UNITEDHEALTH GROUP INCORPORATED

Contacts:	Brett Manderfeld Vice President 952-936-7216	John S. Penshorn Senior Vice President 952-936-7214
Media:	Don Nathan Senior Vice President 952-936-1885

(For Immediate Release)

UNITEDHEALTH GROUP TO HOST INVESTOR CONFERENCE

MINNEAPOLIS (November 30, 2009) – UnitedHealth Group (NYSE: UNH) will host its annual Investor Conference with institutional analysts and investors in New York City on Tuesday, December 1, 2009 beginning at 8:00 a.m. EST. The meeting will include presentations from a variety of senior leaders who will discuss the Company’s performance and outlook, including reviewing business trends and specific initiatives related to its various business units.

The Company will also host an audio webcast of this meeting and make conference materials available on its investors page at www.unitedhealthgroup.com. A replay of the conference will be available on the Company Web site through December 15, 2009.

In conjunction with the meeting, the Company will affirm its previous outlook for 2009 net earnings of approximately $3.15 per share. Management will also affirm and discuss its 2010 financial outlook, which includes revenues of $88.5 billion to $89.5 billion and earnings of $2.90 to $3.10 per share.

About UnitedHealth Group
UnitedHealth Group is a diversified health and well-being company dedicated to making health care work better. Headquartered in Minneapolis, Minn., UnitedHealth Group offers a broad spectrum of products and services through six operating businesses: UnitedHealthcare, Ovations, AmeriChoice, OptumHealth, Ingenix and Prescription Solutions. Through its family of businesses, UnitedHealth Group serves more than 70 millions individuals nationwide. Visit www.unitedhealthgroup.com for more information.

Forward-Looking Statements
This press release may contain statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “should” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and uncertainties and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.

Some factors that could cause results to differ materially from the forward-looking statements include: the outcome of health care reform, which could materially adversely affect our operating results, financial position and cash flows, including increasing our costs, subjecting us to new and potentially significant taxes, exposing us to expanded liability, requiring us to revise the ways in which we conduct business or putting us at risk for loss of business (our financial outlook does not account for any potential impact of health care reform on our businesses); our ability to effectively estimate, price for and manage our health care costs, including the impact of any new coverage requirements; the potential impact of the adverse conditions in the United States on our revenues (including decreases in enrollment resulting from increases in the unemployment rate and commercial attrition), sources of liquidity, investment portfolio, and our results of operations; failure to achieve targeted operating cost productivity improvements, including savings resulting from technology enhancement and administrative modernization; failure to comply with federal and state regulations affecting the health care industry; increases in medical, administrative, technology or other costs resulting from federal and state regulations affecting the health care industry; regulatory and other risks associated with the pharmacy benefits management industry; competitive pressures, which could affect our ability to maintain or increase our market share; uncertainties regarding changes in Medicare; potential reductions in revenue received from Medicare and Medicaid programs, including as a result of reduced payments to private plans offering Medicare Advantage; our ability to execute contracts on competitive terms with physicians, hospitals and other service professionals; our ability to attract, retain and provide support to a network of independent third-party brokers, consultants and agents; failure to comply with restrictions on patient privacy and information security; events that may negatively affect our contracts with AARP; increases in costs and other liabilities associated with increased litigation; the potential consequences of various governmental reviews and litigation matters related to our historical stock option practices; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and intangible assets recorded for businesses that we acquire; increases in health care costs resulting from large-scale medical emergencies; failure to maintain effective and efficient information systems; misappropriation of our proprietary technology; our ability to obtain sufficient funds from our regulated subsidiaries to fund our obligations; failure to complete or receive anticipated benefits of acquisitions; and potential downgrades in our debt ratings.

This list of important factors is not intended to be exhaustive. A further list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including the cautionary statements in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements.

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